VITESSE ENERGY ANNOUNCES THIRD QUARTER 2025 RESULTS AND INCREASED 2025 PRODUCTION AND CAPITAL EXPENDITURES GUIDANCE

GREENWOOD VILLAGE, Colo. – November 3, 2025 – Vitesse Energy, Inc. (NYSE: VTS) (“we,” “our,” “Vitesse,” or the “Company”) today reported the Company’s third quarter 2025 financial and operating results and increased 2025 production and capital expenditures guidance.

THIRD QUARTER 2025 HIGHLIGHTS

•As previously announced, declared a quarterly cash dividend of $0.5625 per common share to be paid on December 31, 2025

•Net loss of $1.3 million and Adjusted Net Income(1) of $3.8 million

•Adjusted EBITDA(1) of $41.6 million

•Cash flow from operations of $49.4 million and Free Cash Flow(1) of $13.6 million

•Production of 18,163 barrels of oil equivalent (“Boe”) per day (65% oil)

•Total cash development capital expenditures and acquisition costs of $31.8 million

•Total debt of $114.0 million and Net Debt to Adjusted EBITDA ratio(1) of 0.65

(1) Non-GAAP financial measure; see reconciliation schedules at the end of this release

MANAGEMENT COMMENTS

“In the third quarter, we paid our dividend, maintained our conservative balance sheet, and allocated capital to the most economic projects,” said Bob Gerrity, Vitesse’s Chairman and Chief Executive Officer. "Technological improvements in the Bakken, most notably in the economic performance of three- and four-mile laterals, continue to enhance the value of our asset. Drilling of these extended laterals is occurring in areas of the field where Vitesse has its most concentrated acreage position. Additionally, our operating team successfully completed two 95% working interest wells under budget, with initial oil and gas production outperforming our underwriting.”

STOCKHOLDER RETURNS

On October 27,2025, Vitesse declared its fourth quarter cash dividend of $0.5625 per share for stockholders of record as of December 15, 2025, which will be paid on December 31, 2025.

On September 30, 2025, the Company paid its third quarter cash dividend of $0.5625 per share to common stockholders of record as of September 15, 2025.

FINANCIAL AND OPERATING RESULTS

Third quarter net loss was $1.3 million and Adjusted Net Income was $3.8 million. Adjusted EBITDA was $41.6 million. See “Non-GAAP Financial Measures” below.

Oil and natural gas production for the third quarter of 2025 averaged 18,163 Boe per day, a sequential decrease of 4% from the second quarter of 2025. Oil represented 65% of production and 96% of total oil and natural gas revenue. Total revenue plus the effects of our realized hedges was $71.7 million.

Vitesse’s average realized oil and natural gas prices before hedging were $59.73 per Bbl and $0.85 per Mcf, respectively, during the third quarter of 2025. The Company had hedges covering 63% of oil production in the third quarter of 2025 and its realized oil price with hedging was $62.71 per Bbl. Its realized natural gas price with hedging was $1.14 per Mcf.

Lease operating expenses in the third quarter of 2025 were $18.5 million, or $11.05 per Boe. General and administrative expenses for the third quarter of 2025 totaled $5.7 million, or $3.44 per Boe.

LIQUIDITY AND CAPITAL EXPENDITURES

As of September 30, 2025, Vitesse had $5.6 million in cash and $114.0 million of borrowings outstanding on its revolving credit facility. Vitesse had total liquidity of $141.6 million as of September 30, 2025, consisting of cash and $136.0 million of committed borrowing availability under its revolving credit facility.

On October 17, 2025, Vitesse completed its semi-annual redetermination of its revolving credit facility. The borrowing base was reduced from $315 million to $295 million due to the lower commodity price environment with elected commitments being reaffirmed at $250 million.

During the quarter, Vitesse invested $26.0 million in development capital expenditures and $5.8 million in acquisitions of oil and natural gas properties.

OPERATIONS UPDATE

As of September 30, 2025, the Company owned an interest in 299 gross (5.6 net) wells that were either drilling or in the completion phase, and another 414 gross (15.2 net) locations that had been permitted for development.

In late September, Vitesse’s operating team turned to production two gross (1.9 net) drilled but uncompleted wells acquired through the acquisition of Lucero Energy Corp. (“Lucero”) in March of 2025. The wells were completed approximately $2 million, or 15%, under budget and initial oil and natural gas production is exceeding underwritten expectations.

REVISED 2025 GUIDANCE

Vitesse revised its 2025 annual guidance due to incremental drilling activity on its organic non-operated asset and from the completion of the two gross (1.9 net) operated drilled but uncompleted wells in the third quarter.

The Company is increasing its annual production guidance for 2025 by 8% at the midpoint and narrowing the range. It is increasing and tightening the range of its capital expenditure guidance and narrowing the range of oil as a percentage of annual production.

	Prior 2025 Guidance	Revised 2025 Guidance
Annual Production (Boe per day)	15,000 - 17,000	17,000 - 17,500
Oil as a Percentage of Annual Production	64% - 68%	65% - 67%
Total Capital Expenditures ($ in millions)	$80 - $110	$110 - $125

THIRD QUARTER 2025 RESULTS
The following table sets forth selected financial and operating data for the periods indicated.

	THREE MONTHS ENDED SEPTEMBER 30,		INCREASE (DECREASE)
($ in thousands, except production and per unit data)	2025	2024	AMOUNT	PERCENT
Financial and Operating Results:
Revenue
Oil	$64,422	$56,181	$8,241	15%
Natural gas	3,021	2,099	922	44%
Total revenue	$67,443	$58,280	$9,163	16%
Operating Expenses
Lease operating expense	$18,465	$11,622	$6,843	59%
Production taxes	6,229	5,329	900	17%
General and administrative	5,743	5,231	512	10%
Depletion, depreciation, amortization, and accretion	34,216	24,915	9,301	37%
Equity-based compensation	2,682	2,202	480	22%
Interest Expense	$2,381	$2,722	$(341)	(13%)
Commodity Derivative Gain, Net	$681	$17,368	$(16,687)	*
Income Tax (Benefit) Expense	$(254)	$6,220	$(6,474)	(104%)
Production Data:
Oil (MBbls)	1,079	809	270	33%
Natural gas (MMcf)	3,555	2,326	1,229	53%
Combined volumes (MBoe)	1,671	1,197	474	40%
Daily combined volumes (Boe/d)	18,163	13,009	5,154	40%
Average Realized Prices before Hedging:
Oil (per Bbl)	$59.73	$69.43	$(9.70)	(14%)
Natural gas (per Mcf)	0.85	0.90	(0.05)	(6%)
Combined (per Boe)	40.36	48.69	(8.33)	(17%)
Average Realized Prices with Hedging:
Oil (per Bbl)	$62.71	$71.20	$(8.49)	(12%)
Natural gas (per Mcf)	1.14	0.90	0.24	27%
Combined (per Boe)	42.91	49.89	(6.98)	(14%)
Average Costs (per Boe):
Lease operating	$11.05	$9.71	$1.34	14%
Production taxes	3.73	4.45	(0.72)	(16%)
General and administrative	3.44	4.37	(0.93)	(21%)
Depletion, depreciation, amortization, and accretion	20.48	20.82	(0.34)	(2%)

*Not meaningful

COMMODITY HEDGING

Vitesse hedges a portion of its expected oil, natural gas, and natural gas liquids production volumes to increase the predictability and certainty of its cash flow and to help maintain a strong financial position to support its dividend. Based on the midpoint of its revised 2025 guidance, Vitesse has approximately 60% of its remaining 2025 oil production hedged at a weighted average price of $69.99 per barrel and 44% of its remaining 2025 natural gas production hedged at a weighted average floor of $3.73 per MMBtu.

As of September 30, 2025, the Company had the following crude oil swaps:

INDEX	SETTLEMENT PERIOD	VOLUME HEDGED (Bbls)	WEIGHTED AVERAGE FIXED PRICE
WTI-NYMEX	Q4 2025	609,166	$69.99
WTI-NYMEX	Q1 2026	406,791	$66.94
WTI-NYMEX	Q2 2026	377,509	$66.94
WTI-NYMEX	Q3 2026	226,679	$65.50
WTI-NYMEX	Q4 2026	213,155	$65.52

As of September 30, 2025, the Company had the following natural gas collars:

INDEX	SETTLEMENT PERIOD	VOLUME HEDGED (MMbtu)	WEIGHTED AVERAGE FLOOR/CEILING PRICE
Henry Hub-NYMEX	Q4 2025	1,357,000	$3.73 / $5.85
Henry Hub-NYMEX	Q1 2026	1,266,700	$3.73 / $5.00
Henry Hub-NYMEX	Q2 2026	1,188,700	$3.73 / $5.00
Henry Hub-NYMEX	Q3 2026	1,120,800	$3.72 / $4.99
Henry Hub-NYMEX	Q4 2026	1,062,700	$3.72 / $4.99
Henry Hub-NYMEX	Q1 2027	795,000	$4.00 / $5.68

As of September 30, 2025, the Company had the following natural gas basis swaps:

INDEX	SETTLEMENT PERIOD	VOLUME HEDGED (MMbtu)	WEIGHTED AVERAGE FIXED PRICE
Chicago City Gate to Henry Hub	Q4 2025	1,357,000	$(0.350)
Chicago City Gate to Henry Hub	Q1 2026	1,266,700	$(0.121)
Chicago City Gate to Henry Hub	Q2 2026	1,188,700	$(0.121)
Chicago City Gate to Henry Hub	Q3 2026	1,120,800	$(0.121)
Chicago City Gate to Henry Hub	Q4 2026	1,062,700	$(0.121)
Chicago City Gate to Henry Hub	Q1 2027	795,000	$0.300

As of September 30, 2025, the Company had the following natural gas liquids swaps:

INDEX	SETTLEMENT PERIOD	VOLUME HEDGED (Gallons)	WEIGHTED AVERAGE FIXED PRICE
Mont Belvieu Ethane	2025	636,000	$0.26
Conway Propane	2025	630,000	$0.71
Mont Belvieu Iso-Butane	2025	82,000	$0.90
Mont Belvieu Normal Butane	2025	234,000	$0.86
Mont Belvieu Natural Gasoline	2025	282,000	$1.29
Mont Belvieu Ethane	2026	2,176,000	$0.26
Conway Propane	2026	2,153,000	$0.71
Mont Belvieu Iso-Butane	2026	282,000	$0.90
Mont Belvieu Normal Butane	2026	798,000	$0.86
Mont Belvieu Natural Gasoline	2026	1,001,000	$1.29

The following table presents Vitesse’s settlements on commodity derivative instruments and unsettled gains and losses on open commodity derivative instruments for the periods presented:

	THREE MONTHS ENDED SEPTEMBER 30,
(in thousands)	2025	2024
Realized gain on commodity derivatives (1)	$4,258	$1,430
Unrealized (loss) gain on commodity derivatives (1)	(3,577)	15,938
Total commodity derivative gain	$681	$17,368

(1)Realized and unrealized gains and losses on commodity derivatives are presented herein as separate line items but are combined for a total commodity derivative gain (loss) in the consolidated statements of operations included below. Management believes the separate presentation of the realized and unrealized commodity derivative gains and losses is useful, providing a better understanding of our hedge position.

Q3 2025 EARNINGS CONFERENCE CALL

In conjunction with Vitesse’s release of its financial and operating results, investors, analysts and other interested parties are invited to listen to a conference call with management on Tuesday, November 4, 2025 at 11:00 a.m. Eastern Time.

An updated corporate slide presentation that may be referenced on the conference call will be posted prior to the conference call on Vitesse’s website, www.vitesse-vts.com, in the “Investor Relations” section of the site, under “News & Events,” sub-tab “Presentations.”

Those wishing to listen to the conference call may do so via the Company’s website or by phone as follows:

Website: https://event.choruscall.com/mediaframe/webcast.html?webcastid=fNxMT7Hg

Dial-In Number: 877-407-0778 (US/Canada) and 201-689-8565 (International)

Conference ID: 13756679 - Vitesse Energy Third Quarter 2025 Earnings Call

Replay Dial-In Number: 877-660-6853 (US/Canada) and 201-612-7415 (International)

Replay Access Code: 13756679 - Replay will be available through November 11, 2025

UPCOMING INVESTOR EVENT

Vitesse management will participate in the Southwest IDEAS Conference in Dallas on November 20, 2025.

Any investor presentations to be used for this event will be posted prior to the event on Vitesse’s website, www.vitesse-vts.com, in the “Investor Relations” section of the site, under “News & Events,” sub-tab “Presentations.”

ABOUT VITESSE ENERGY, INC.

Vitesse Energy, Inc. is focused on returning capital to stockholders through owning financial interests predominantly as a non-operator in oil and gas wells drilled by leading US operators.

More information about Vitesse can be found at www.vitesse-vts.com.

FORWARD-LOOKING STATEMENTS

This press release contains forward-looking statements regarding future events and future results that are subject to the safe harbors created under the Securities Act of 1933 and the Securities Exchange Act of 1934. All statements other than statements of historical facts included in this release regarding Vitesse’s financial position, operating and financial performance, business strategy, dividend plans and practices, guidance, plans and objectives of management for future operations, and industry conditions are forward-looking statements. When used in this release, forward-looking statements are generally accompanied by terms or phrases such as “estimate,” “project,” “predict,” “believe,” “expect,” “continue,” “anticipate,” “target,” “could,” “plan,” “intend,” “seek,” “goal,” “will,” “should,” “may” or other words and similar expressions that convey the uncertainty of future events or outcomes. Items contemplating or making assumptions about actual or potential future production and sales, market size, collaborations, and trends or operating results also constitute such forward-looking statements.

Forward-looking statements involve inherent risks and uncertainties, and important factors (many of which are beyond Vitesse’s control) that could cause actual results to differ materially from those set forth in the forward-looking statements, including the following: changes in oil and natural gas prices; the pace of drilling and completions activity on Vitesse’s properties; Vitesse’s ability to acquire additional development opportunities; potential acquisition transactions; integration and benefits of acquisitions, including the Lucero acquisition, or the effects of such acquisitions on Vitesse’s cash position and levels of indebtedness; changes in Vitesse’s reserves estimates or the value thereof; disruptions to Vitesse’s business due to acquisitions and other significant transactions; the ultimate timing, outcome, and results of integrating and executing on Lucero’s operations; infrastructure constraints and related factors affecting Vitesse’s properties; cost inflation or supply chain disruption; ongoing legal disputes over and potential shutdown of the Dakota Access Pipeline; the impact of general economic or industry conditions, nationally and/or in the communities in which Vitesse conducts business, including central bank policy actions, bank failures and associated liquidity risks; changes in the interest rate environment, legislation or regulatory requirements; changes in US trade policy, including the imposition of and change in tariffs and resulting consequences; conditions of the securities markets; Vitesse’s ability to raise or access capital; cyber-related risks; changes in accounting principles, policies or guidelines; and financial or political instability, health-related epidemics, acts of war (including conflicts in the Middle East and Ukraine) or terrorism, and other economic, competitive, governmental, regulatory and technical factors, including a prolonged government shutdown, affecting Vitesse’s operations, products and prices. Additional information concerning potential factors that could affect future results is included in the section entitled “Item 1A. Risk Factors” and other sections of Vitesse’s Annual Report on Form 10-K and subsequent Quarterly Reports on Form 10-Q, as updated from time to time in amendments and subsequent reports filed with the SEC, which describe factors that could cause Vitesse’s actual results to differ from those set forth in the forward looking statements.

Vitesse has based these forward-looking statements on its current expectations and assumptions about future events. While management considers these expectations and assumptions to be reasonable, they are inherently subject to significant business, economic, competitive, regulatory and other risks, contingencies and uncertainties, most of which are difficult to predict and many of which are beyond Vitesse’s control. Vitesse does not undertake any duty to update or revise any forward-looking statements, except as may be required by the federal securities laws.

FINANCIAL INFORMATION

VITESSE ENERGY, INC.
Condensed Consolidated Statements of Operations (Unaudited)

	FOR THE THREE MONTHS ENDED		FOR THE NINE MONTHS ENDED
	SEPTEMBER 30,		SEPTEMBER 30,
(In thousands, except share data)	2025	2024	2025	2024
Revenue
Oil	$64,422	$56,181	$189,957	$177,672
Natural gas	3,021	2,099	25,412	8,400
Total revenue	67,443	58,280	215,369	186,072
Operating Expenses
Lease operating expense	18,465	11,622	51,949	35,685
Production taxes	6,229	5,329	18,181	16,555
General and administrative	5,743	5,231	18,185	15,329
Depletion, depreciation, amortization, and accretion	34,216	24,915	95,355	73,776
Equity-based compensation	2,682	2,202	7,555	5,853
Total operating expenses	67,335	49,299	191,225	147,198
Operating Income	108	8,981	24,144	38,874
Other (Expense) Income
Commodity derivative gain, net	681	17,368	18,960	3,923
Interest expense	(2,381)	(2,722)	(7,825)	(7,510)
Other income, net	27	35	153	64
Total other (expense) income	(1,673)	14,681	11,288	(3,523)

(Loss) Income Before Income Taxes	$(1,565)	$23,662	$35,432	$35,351

(Provision for) Benefit from Income Taxes	254	(6,220)	(9,416)	(9,166)

Net (Loss) Income	$(1,311)	$17,442	$26,016	$26,185

Weighted average common shares – basic	39,135,284	30,075,956	37,127,254	30,018,912
Weighted average common shares – diluted	39,135,284	32,987,524	39,060,395	32,887,499
Net (loss) income per common share – basic	$(0.03)	$0.56	$0.70	$0.87
Net (loss) income per common share – diluted	$(0.03)	$0.53	$0.67	$0.80

VITESSE ENERGY, INC.
Condensed Consolidated Balance Sheets (Unaudited)

	SEPTEMBER 30,	DECEMBER 31,
(in thousands, except shares)	2025	2024
Assets
Current Assets
Cash	$5,573	$2,967
Revenue receivable	34,830	39,788
Commodity derivatives	11,350	3,842
Prepaid expenses and other current assets	5,290	4,314
Total current assets	57,043	50,911
Oil and Gas Properties-Using the successful efforts method of accounting
Proved oil and gas properties	1,525,677	1,315,566
Less accumulated DD&A and impairment	(658,187)	(563,590)
Total oil and gas properties, net	867,490	751,976
Other Property and Equipment—Net	137	182
Commodity derivatives	1,147	284
Other noncurrent assets	7,107	7,540
Total assets	$932,924	$810,893
Liabilities and Equity
Current Liabilities
Accounts payable	$20,087	$34,316
Accrued liabilities	46,553	65,714
Commodity derivatives	—	299
Other current liabilities	144	—
Total current liabilities	66,784	100,329
Revolving credit facility	114,000	117,000
Deferred tax liability	81,098	72,001
Asset retirement obligations	13,435	9,652
Commodity derivatives	174	94
Other noncurrent liabilities	7,178	11,483
Total liabilities	$282,669	$310,559
Commitments and Contingencies
Equity
Preferred stock, $0.01 par value, 5,000,000 shares authorized; 0 shares issued at September 30, 2025 and December 31, 2024, respectively	—	—
Common stock, $0.01 par value, 95,000,000 shares authorized; 40,615,302 and 32,650,889 shares issued at September 30, 2025 and December 31, 2024, respectively	406	326
Additional paid-in capital	651,160	505,133
Accumulated deficit	(1,311)	(5,125)
Total equity	650,255	500,334
Total liabilities and equity	$932,924	$810,893

NON-GAAP FINANCIAL MEASURES

Vitesse defines Adjusted Net Income as net (loss) income before (i) non-cash gains and losses on unsettled derivative instruments, (ii) non-cash equity-based compensation, (iii) benefit from income taxes, and (iv) certain other items such as material general and administrative costs related to the Lucero acquisition; reduced by the estimated impact of income tax expense.

Net Debt is calculated by deducting cash on hand from the amount outstanding on our revolving credit facility as of the balance sheet or measurement date.

Adjusted EBITDA is defined as net (loss) income before expenses for interest, income taxes, depletion, depreciation, amortization and accretion, and excludes non-cash equity-based compensation and non-cash gains and losses on unsettled derivative instruments in addition to certain other items such as material general and administrative costs related to the Lucero acquisition.

Vitesse defines Free Cash Flow as cash flow from operations, adjusting for changes in operating assets and liabilities in addition to certain other items such as material general and administrative costs related to the Lucero acquisition, less development of oil and gas properties.

Management believes the use of these non-GAAP financial measures provides useful information to investors to gain an overall understanding of financial performance. Specifically, management believes the non-GAAP financial measures included herein provide useful information to both management and investors by excluding certain items that management believes are not indicative of Vitesse’s core operating results. In addition, these non-GAAP financial measures are used by management for budgeting and forecasting as well as subsequently measuring Vitesse’s performance, and management believes it is providing investors with financial measures that most closely align to its internal measurement processes. A reconciliation of each of the non-GAAP financial measures to the most directly comparable GAAP measure is included below.

RECONCILIATION OF ADJUSTED NET INCOME

(in thousands)	FOR THE THREE MONTHS ENDED SEPTEMBER 30, 2025
Net (Loss) Income	$(1,311)
Add:
Unrealized loss (gain) on derivative instruments	3,577
Equity-based compensation	2,682
G&A costs related to Lucero acquisition	278
Benefit from income taxes	(254)
Adjusted Income Before Adjusted Income Tax Expense	$4,972

Adjusted Income Tax Expense(1)	(1,158)

Adjusted Net Income (non-GAAP)	$3,814

(1)The Company determined the income tax impact on the “Adjusted Income Before Adjusted Income Tax Expense” using the relevant statutory tax rate of 23.3%.

RECONCILIATION OF NET DEBT AND ADJUSTED EBITDA

(in thousands except for ratio)	AT SEPTEMBER 30, 2025
Revolving credit facility	114,000
Less: Cash	5,573
Net Debt	$108,427

FOR THE THREE MONTHS ENDED SEPTEMBER 30, 2025
Net (Loss) Income	$(1,311)
Add:
Interest expense	2,381
Benefit from income taxes	(254)
Depletion, depreciation, amortization, and accretion	34,216
Equity-based compensation	2,682
Unrealized loss (gain) on derivative instruments	3,577
G&A costs related to Lucero acquisition	278
Adjusted EBITDA	$41,569

Annualized Adjusted EBITDA	$166,276
Net Debt to Adjusted EBITDA ratio	0.65

RECONCILIATION OF FREE CASH FLOW

(in thousands)	FOR THE THREE MONTHS ENDED SEPTEMBER 30, 2025
Net cash from changes in operating activities	$49,404
Add:
Changes in operating assets and liabilities	(10,048)
G&A costs related to Lucero acquisition	278
Cash flow from operations before changes in operating assets and liabilities	39,634
Less: development of oil and gas properties	(26,000)
Free Cash Flow	$13,634

INVESTOR AND MEDIA CONTACT
Ben Messier, CFA
Director – Investor Relations and Business Development
(720) 532-8232
benmessier@vitesse-vts.com